UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NABORS INDUSTRIES LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0363970
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM08 Bermuda
(Address of Principal Executive Office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Mandatory Convertible Preferred Shares, Series A, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-222855

Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1 —— DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 6.00 % Mandatory Convertible Preferred Shares, Series A, of Nabors Industries Ltd. (the “Registrant”) is set forth under the caption “Description of the Series A Preferred Shares” in the prospectus supplement dated May 9, 2018, as filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2018 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-222855), as filed with the Commission on February 2, 2018, which description is incorporated herein by reference.

ITEM 2 —— EXHIBITS

Exhibit No.	Description
1

Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to the filing of such exhibit with the Registrant’s Registration Statement on Form S-4 filed with the Commission on May 10, 2002, as amended (File No. 333-76198)).

2

Amended and Restated Bye laws of Nabors Industries Ltd. (incorporated by reference to the filing of such exhibit with the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 29, 2016 (File No. 333-212781)).

3	Certificate of Designations of the 6.00% Mandatory Convertible Preferred Shares, Series A (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on May 14, 2018).

4	Specimen 6.00% Mandatory Convertible Preferred Shares, Series A, share certificate (incorporated by reference Exhibit 4.1 of the Registrant’s Form 8-K filed on May 14, 2018).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

NABORS INDUSTRIES LTD.

	By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Corporate Secretary

Date: May 14, 2018

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